News

Exhibit 99.1

WJ Communications, Inc. Reports Third Quarter 2006
Financial Results

Achieves record revenue, announces implementation of fabless business model and restates first and second quarter 2006 financial results amounting to a total of $462,000

San Jose, Calif. - November 02, 2006 — WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced results for its third quarter ended October 1, 2006, restatement of first and second quarter financial results, planned closure of its wafer manufacturing facility and non-accelerated filer status.

Business Highlights:

•                  Achieved record revenue of $12.7 million, representing a 57 percent increase year-over-year

•                  Attained highest gross margin in 2 years at 55.7 percent

•                  Reduced net loss to $1.2 million

•                  Achieved near breakeven EBITDA with a loss of approximately $48,000

•                  Approved fables business model with plan to close WJ’s internal wafer manufacturing facility due to successful qualification and production ramp at GCS

•                  Introduced four new products: 3 amplifiers in the AP60x family of 28-volt InGaP/GaAs HBT Power Amplifier series, and the WJC200 RFID UHF silicon reader chip

Revenue for the third quarter of 2006 was $12.7 million as compared to revenue of $12.4 million in the preceding quarter and $8.1 million in the third quarter of 2005.

Gross margin for the third quarter of 2006 was 55.7 percent, compared to 54.0 percent in the second quarter of 2006 and 53.4 percent in the same period a year ago.  Operating expenses for the quarter totaled $8.7 million. This compares to $8.5 million in the preceding quarter and $8.1 million in the same period a year ago.

In the third quarter of 2006, the Company discovered that it under accrued compensation expenses in the amounts of $243,000 and $219,000 in the first and second quarters of 2006, respectively.  WJ Communications will restate first and second quarter 2006 financials results by the above-mentioned amounts.

Net loss for the third quarter of 2006 was $1.2 million, or ($0.02) per diluted share, which included $743,000 of stock compensation expenses.  This compares to a net loss of $1.5 million, or ($0.02) per diluted share, in the second quarter of 2006, which included $157,000 of stock compensation expenses and a net loss of $3.4 million, or ($0.05) per diluted share, in the third quarter of 2005, which included $113,000 of stock compensation expenses.

EBITDA loss for the third quarter of 2006 was ($48,000), compared to an EBITDA loss of approximately ($893,000) in the second quarter of 2006 and a loss of ($2.9) million in the third quarter of 2005.

“During the quarter, we continued to make progress towards our financial objectives, resulting in a 57 percent year-over-year revenue growth, increased gross margins and improved EBITDA,” commented Bruce Diamond, President and Chief Executive Officer of WJ Communications, Inc. “Additionally, we achieved another milestone in our strategic arrangement at GCS.  As a result of our successful qualification and production ramp, we have solidified a restructuring plan, resulting in the planned closure of our wafer manufacturing facility during the first quarter of 2007. We expect to accrue restructuring costs of approximately $1.5 million in the fourth quarter, which we expect to be substantially offset by a gain on the sale of equipment in the first half of 2007. On an ongoing basis, we expect to realize future cost savings that will range from $1 million to $1.25 million per quarter, or $4 million to $5 million on an annualized basis.”

For the nine months ended October 1, 2006, total revenue was $37.5 million compared to $19.9 million for the nine months of 2005.  Gross margin for the nine months ended 2006 totaled $20.1 million compared to gross margin of $8.9 million for the nine months ended 2005.  For the nine months of 2006, net loss was $5.4 million, or ($0.08) per share, compared to a net loss of $18.9 million, or ($0.30) per share, for the nine months of 2005. Net loss for the nine months of 2006 includes approximately $1.3 million of stock compensation expenses compared to $836,000 for the nine months of 2005.

Cash, cash equivalents and short-term investments as of October 1, 2006 were approximately $27.0 million.

As of the end of the second quarter of 2006, the Company’s public float was below the minimum SEC threshold for accelerated filer status.  The Company has elected the non-accelerated filer status for its annual report on form 10-K for fiscal year 2006.  As a result of becoming a non-accelerated filer, the Company has also elected to suspend the independent auditor attestation of its Sarbanes Oxley section 404 controls.

Business Outlook

WJ Communications’ Chief Executive Officer, Bruce Diamond, and Chief Financial Officer, Greg Miller, will update the business outlook and give guidance for the fourth quarter of 2006 during their financial results conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Thursday, November 2, 2006.

Third Quarter 2006 Financial Results Conference Call and Web cast

WJ Communications will host a conference call and web cast with investors today, Thursday, November 2, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the third quarter financial results and the business outlook going forward for the fourth quarter of 2006. Investors and other interested parties may access the call by dialing 800-240-6709 in the U.S. (303-262-2125 outside of the U.S.), with the Reservation ID 11073073, at least 10 minutes prior to the start of the call.  In addition, an audio web cast will be available in the Investor Relations section of the Company’s web site at www.wj.com.  Following the live Web cast, an archived version will be available on the Company’s web site.

Forward Looking Statements

This release and other statements by the Company in its announced conference call contain forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the actual amount of the restatements, the actual costs of our fab restructuring plan, the success of our restructuring plan, the ability of our wafer foundries to supply our wafer needs and the actual cost savings of our non-accelerated filer status, the risk factors contained in the Company’s Form 10-K for year ended 2005, Form 10-Q, the risks to be set forth in the above described conference call and web cast and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission which are available on the SEC website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), WiMax, and broadband cable. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners.

Company Contact:	Media Contact:	Investor Contact:
R. Gregory Miller	Leah McLean	Kellie Nugent
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6411	972-239-5119 ext. 125
Gregory.Miller@wj.com	Leah.McLean@wj.com	Knugent@sheltongroup.com

WJ Communications Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Sales
Core business (1)	$12,713	$8,044	$37,402	$19,548
Legacy (2)	28	50	92	343
Total sales	12,741	8,094	37,494	19,891

Cost of goods sold	5,641	3,774	17,396	10,992

Gross profit	7,100	4,320	20,098	8,899

Operating expenses:

Research & development	4,235	4,451	14,025	13,591

Selling & administrative	4,423	3,632	13,679	11,644

Acquired in-process research & development	—	—	—	3,400

Total operating expenses	8,658	8,083	27,704	28,635

Loss from operations	(1,558)	(3,763)	(7,606)	(19,736)

Interest income, net	313	243	854	696

Other income, net	2	3	6	11

Loss before income taxes	(1,243)	(3,517)	(6,746)	(19,029)

Income tax benefit	(77)	(123)	(1,366)	(123)

Net loss	$(1,166)	$(3,394)	$(5,380)	$(18,906)

Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.08)	$(0.30)

Basic and diluted weighted average shares	66,687	64,516	66,135	63,860

(1)                                  Core business sales includes sales of our semiconductor components, multi-chip modules and RFID reader modules.

(2)                                  Legacy sales includes sales of our wireless and fiber optic products.

WJ Communications Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	October 1, 2006 (1)	December 31, 2005 (2)
ASSETS

Cash and cash equivalents	$14,661	$14,169

Short-term investments	12,387	16,052

Accounts receivable, net	7,860	7,135

Inventory	3,939	4,826

Other current assets	1,879	2,632

Total current assets	40,726	44,814

Property, plant and equipment	7,085	7,919

Goodwill	6,834	6,806

Intangible assets, net	1,028	1,884

Other assets	181	221

Total assets	$55,854	$61,644

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$14,843	$16,452

Long-term obligations	12,496	14,075

Stockholders’ equity	28,515	31,117

Total liabilities and stockholders’ equity	$55,854	$61,644

(1)                                  Unaudited

(2)                                  Derived from the Company’s audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2005.

WJ Communications Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended April 2, 2006
	As Previously Reported	As Restated	Inc (Dec)
Cost of goods sold	$6,020	$6,049	$29

Gross profit	6,321	6,292	(29)

Operating expenses:

Research & development	5,099	5,147	48

Selling & administrative	5,199	5,365	166

Total operating expenses	10,298	10,512	214

Loss from operations	(3,977)	(4,220)	(243)

Net loss	$(2,423)	$(2,666)	$(243)

WJ Communications Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended July 2, 2006			Six Months Ended July 2, 2006
	As Previously Reported	As Restated	Inc (Dec)	As Previously Reported	As Restated	Inc (Dec)
Cost of goods sold	$5,680	$5,706	$26	$11,699	$11,755	$55

Gross profit	6,732	6,706	(26)	13,054	12,998	(55)

Operating expenses:

Research & development	4,599	4,642	43	9,699	9,790	91

Selling & administrative	3,742	3,892	150	8,941	9,256	316

Total operating expenses	8,341	8,534	193	18,640	19,046	406

Loss from operations	(1,609)	(1,828)	(219)	(5,586)	(6,048)	(462)

Loss before income taxes	(1,329)	(1,548)	(219)	(5,041)	(5,503)	(462)

Income tax benefit	—	—			(1,289)	(1,289)

Net loss	$(1,329)	$(1,548)	$(219)	$(3,752)	$(4,214)	$(462)

WJ Communications Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	April 2, 2006			July 2, 2006
	As Previously Reported	As Restated	Inc (Dec)	As Previously Reported	As Restated	Inc (Dec)
ASSETS

Total assets	$58,024	$58,024	$—	$55,506	$55,506	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$15,158	$15,380	$222	$13,900	$14,320	$420

Stockholders’ equity	$29,140	$28,918	$(222)	$28,666	$28,246	$(420)

Total liabilities and stockholders’ equity	$58,024	$58,024	$—	$55,506	$55,506	$—